EXHIBIT 99.1

pressrelease

Contacts:
Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE:
April 30, 2008
DIEBOLD PROVIDES ESTIMATED 2008 FIRST QUARTER REVENUE AND MARKET OUTLOOK
Total revenue growth in excess of 8 percent; additional cost-reduction initiatives underway
NORTH CANTON, Ohio – Diebold, Incorporated (NYSE: DBD) reported estimated first quarter 2008 revenue of $700.2 million, an increase of 8.1 percent compared to revised 2007 first quarter revenue estimates of approximately $647.7 million.
As previously announced in its February 6, 2008 press release, Diebold has concluded its review of the impact on revenue from its change in revenue recognition method for 2006 and 2007.  Consequently, the company is able to provide a preliminary revenue estimate for the first quarter of 2008, a revised revenue estimate for the first quarter of 2007 and net debt for these periods, as well as updated details on strategic actions and market outlook.
The company and its audit committee, in consultation with their outside advisors, continue their review of other accounting items. The company still anticipates this review will be completed by the end of the second quarter of 2008. As soon as practical after the review of the other accounting items has been completed, but prior to filing its restated financial statements, Diebold will provide preliminary financial results for 2007 and the first and second quarters of 2008. The company will then file the necessary restated financial statements as soon as practical. While the restated financial statements will address the issues identified in the review, the previously disclosed investigations by the SEC and U.S. Department of Justice remain ongoing and there can be no assurance that the results of these investigations will not impact previously reported financial statements.
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PAGE 2/ DIEBOLD PROVIDES ESTIMATED 2008 FIRST QUARTER REVENUE
Revenue/net debt position
These estimates are preliminary and actual results may differ materially. Revenue estimates for the first quarter 2008 and revised first quarter 2007 revenue estimates are as follows (in thousands):

	Q1 2008	Q1 2007		% Change
Total Revenue	$700,187	$647,743		8.1%
Financial self-service	$495,823	$458,866	(a)	8.1%
Security	$186,379	$181,030	(b)	3.0%
Election systems	$14,694	$7,847		87.3%
Brazilian lottery	$3,291	$0		N/A

(a)	– Net impact of the revised revenue recognition method to Financial self-service is preliminarily estimated as an increase of approximately $8 million of revenue in the first quarter of 2007.

(b)	– Net impact of the revised revenue recognition method to Security is preliminarily estimated as an increase of approximately $11 million of revenue in the first quarter of 2007.
Financial self-service revenue increased significantly in Asia-Pacific, led by strong growth in China as that country prepares for the 2008 Summer Olympics. In the Americas, financial self-service revenue increased in the mid single-digit range with strong growth in Latin America partially offset by flat performance in North America. Due to a delay in the timing of expected orders from certain distributors, financial self-service revenue in Europe, Middle East and Africa (EMEA) declined compared to a strong first quarter of 2007. Security revenue was up slightly, with growth in the financial market partially offset by weak performance in retail. Currency exchange represented slightly more than half of total revenue growth during the period.
The company’s total debt was $612.7 million at March 31, 2008 and $582.4 million at March 31, 2007. The company’s net debt* was $347.1 at March 31, 2008, compared to $392.7 million at March 31, 2007 – representing an improvement of $45.6 million.  During the first quarter of 2008, net debt* increased by $22.3 million, compared to a $57.3 million increase during the first quarter 2007.
Update on strategic actions
Cost-reduction initiatives
Since January 2006, Diebold has taken several actions to refine its global manufacturing and supply chain footprint. These actions include closing manufacturing plants in Cassis, France, Danville, Va., and Buenos Aires, Argentina, selling its plant in Sumter, S.C., establishing a manufacturing presence in Eastern Europe, migrating supply chain infrastructure to lower cost regions and aggressively collaborating with its suppliers to improve quality and reduce costs. As a result of these and other efforts, Diebold continues to meet its goals associated with its three-year, $100 million cost-reduction initiative. To date, the company has realized approximately $65 million in cost savings, and anticipates realizing the remaining $35 million in 2008, as originally planned.
Over the past six months, the company has been engaged with external consultants in a detailed assessment of its global manufacturing and supply chain footprint with the goal of further streamlining operations and reducing costs while retaining high levels of quality. As a result of these efforts, Diebold has identified a series of additional actions that it plans to initiate during 2008. These actions include:

*	See accompanying notes for non-GAAP measures.
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PAGE 3/ DIEBOLD PROVIDES ESTIMATED 2008 FIRST QUARTER REVENUE
•	Additional strategic global manufacturing realignment
o	Transitioning from a four-plant global Opteva production footprint down to two plants, driving significant improvements in plant capacity utilization and improving the return on assets. Further details on these efforts will be provided as these actions progress.
•	Further consolidate supply chain and distribution network
o	Expanding partnership with Menlo Worldwide Logistics with a focus on warehouse network rationalization and optimization, and implementation of processes to eliminate waste and inefficiency across global supply chain operations
o	Continuing to partner with Ariba to optimize our procurement and supply chain functions
•	Initiate a product rationalization/simplification program to improve margins, reduce the cash conversion cycle and improve inventory turnover
o	Transitioning from a “build-to-order” manufacturing model to a “just-in-time” pull system
o	Building a global capability for post-production customization
In conjunction with these actions, as well as the previously announced 5 percent workforce reduction and exiting unprofitable business segments in certain geographies, the company believes it has a solid basis to eliminate an additional $100 million in cost, with approximately $70 million to be realized over the next 18 to 24 months.
Premier Election Solutions strategy
The performance and near-term expectations for the Premier Election Solutions subsidiary remain weak. The market and political uncertainty surrounding voting technology has, to date, not been resolved. This continued uncertainty has resulted in further delays in purchasing decisions amongst jurisdictions. While Diebold continues to fully support its elections subsidiary, the company also continues to pursue strategic alternatives to ownership of the subsidiary.
In addition, as disclosed in a recent Current Report on Form 8-K filed with the SEC, the company has determined, as part of its annual review of goodwill under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” that the goodwill associated with its previous acquisitions of U.S.-based elections businesses has become impaired. Consequently, Diebold will record a fourth quarter 2007 non-cash asset impairment charge of approximately $49 million related to previously recorded goodwill. This impairment charge represents substantially all of the goodwill on Premier Election Solutions’ balance sheet from Diebold’s previous acquisitions of Global Election Systems and Data Information Management Systems.
Market outlook
Management commentary
“I am encouraged by the positive start to the year in the company’s overall performance during the first quarter. We continue to see improvement in Diebold’s overall customer loyalty while our employees remain intensely focused on creating value for our customers. Our company continues to set the standard for high quality, on-time delivery and service performance,” said Thomas W. Swidarski, Diebold president and chief executive officer. “The revenue performance and year-over-year improvement in net debt* are evidence that we are focused on the right strategic initiatives.

*	See accompanying notes for non-GAAP measures.
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PAGE 4/ DIEBOLD PROVIDES ESTIMATED 2008 FIRST QUARTER REVENUE
“First-quarter revenue growth in the financial self-service business is promising, especially given the well-publicized challenges facing the financial industry — particularly in the United States. I was very pleased with the exceptional financial self-service revenue growth in Asia, especially China, as well as strong revenue performance in Latin America,” Swidarski continued. “In North America, combined financial self-service and security revenue was slightly better than anticipated, with moderate growth in the large national banks. The growth in our national bank segment confirms what we have been hearing from these customers — they intend to continue investing in their retail banking businesses to remain competitive and drive profitability improvements. In the regional bank space, we have seen increased success from our integrated services offerings, which are gaining momentum and helping to offset some of the expected weakness in self-service revenue in this segment. Finally, the growth in the financial segment of our security business, especially considering its heavy exposure to the U.S. market, is very encouraging.”
Swidarski added, “Despite the obvious distractions with which we have been confronted, I want to commend the professionalism of our management team and employees, who have remained intensely focused on our customers and achieving our business improvement objectives. I am especially encouraged by our progress in achieving our three-year $100 million cost reduction program. Achieving these cost reduction targets is vitally important to improving profitability in the current environment, where we face negative revenue mix from a profitability perspective, rising fuel and raw material costs, and continued pricing pressure in certain geographies. In addition, we have made significant progress over the past six months in identifying additional strategic actions that will drive significant improvements in our profitability over the next three years.
“I look forward to being able to communicate our complete financial picture, including short- and long-term earnings targets, as soon as possible after the completion of the review of other accounting items,” said Swidarski. “In the interim, we expect to significantly rebuild profitability based on the success we have achieved to date in our cost-reduction program, the further cost-savings initiatives that we have identified for implementation this year and our expectations of continued moderate growth in the financial self-service market. We believe, excluding restructuring and non-recurring extraordinary expenses, the company can achieve an operating margin of approximately 7 percent in 2008, 9 percent in 2009, and in excess of 10 percent in 2010.
“We continue to progress on the key business strategies that we communicated in 2006: enhancing deposit automation solutions; developing and aligning resources to offer comprehensive integrated service solutions; strengthening our software capabilities; and diversifying and globalizing our security business,” Swidarski said. “Looking ahead, our focus remains on executing these strategies as we continue to invest in leading-edge financial self-service and security solutions for our customers. For example, in addition to having installed approximately 7,400 deposit automation ATMs for financial institutions in the United States to date, we are now deploying our new bulk check acceptance solution with three of the five largest U.S. banks. We expect demand for deposit automation to increase in 2009 and beyond as more financial institutions deploy this technology to improve customer satisfaction and reduce costs. Additionally, the company continues to invest in its expanding integrated services business globally. We have already established this expertise in each of our geographic business units as part of our strategy to gain competitive advantage with service offerings beyond traditional maintenance. On the security front, in addition to investing in new markets, the company has significantly expanded its solution set in key markets through strategic acquisitions.
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“Our continued commitment to bring new technology and services across the markets we serve, combined with an unmatched service infrastructure to provide ongoing customer support, positions us well for creating sustainable growth and long-term shareholder value,” Swidarski concluded.
Preliminary 2008 revenue outlook
The following statements are based on current expectations. These statements are estimates and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals, or other business combinations.
Revised expectations for the full-year 2008 revenue include the following:
•	Revenue growth remains in the range of 6 to 8 percent
o	Financial self-service revenue growth is raised to 5 to 6 percent

o	Security revenue growth is lowered to 4 to 5 percent

o	Election systems revenue, including Brazil, remains in the range of $105 million to $115 million

o	Brazilian lottery systems revenue remains in the range of $10 million to $13 million
Notes for Non-GAAP Measures
Net (debt) is calculated as follows (in thousands):

	March 31,	December 31,	March 31,	December 31,
	2008	2007	2007	2006
Cash, cash equivalents and other investments (GAAP measure)	$265,614	$311,190	$189,702	$353,385

Less Industrial development revenue bonds and other	(11,950)	(11,950)	(12,000)	(12,000)

Less Notes payable	(600,754)	(624,071)	(570,392)	(676,805)

Net (debt) (non-GAAP measure)	$(347,090)	$(324,831)	$(392,690)	$(335,420)

The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet, that net cash against outstanding debt is a meaningful debt calculation.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s revenue for the quarters ended March 31, 2007 and 2008, the company’s future operating performance, the completion of the company’s financial statements for the quarters ended June 30, 2007, September 30, 2007, March 31, 2008, and the year ended December 31, 2007, the completion of the company’s restated financial statements, the ongoing SEC and Department of Justice investigations and the completion of the company’s internal review of other accounting items. The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company.
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PAGE 6/ DIEBOLD PROVIDES PRELIMINARY 2008 FIRST QUARTER REVENUE
Although the company believes that these forward-looking statements are based upon reasonable assumptions, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	the finalization of the impact on the company’s financial statements of its change in its revenue recognition practices for its North America business segment and any other business segment;

•	the results of the SEC and Department of Justice investigations and the company’s review of other accounting items;

•	the completion of the company’s financial statements for the quarters ended June 30, 2007, September 30, 2007, March 31, 2008 and the year ended December 31, 2007, and the completion of the restatement of the company’s financial statements;

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	acceptance of the company’s product and technology introductions in the marketplace;

•	unanticipated litigation, claims or assessments;

•	the timely completion of the company’s new manufacturing operation for financial self-service terminals and related components in the Eastern European region;

•	costs and benefits associated with the company’s workforce reductions, including any restructuring charges;

•	costs and benefits associated with the company’s global manufacturing realignment, including the timing of related restructuring charges and any tax benefits associated with such charges;

•	the completion of the company’s implementation of its ERP system and other IT-related functions;

•	the company’s ability to reduce costs and expenses and improve internal operating efficiencies, including the optimization of the company’s manufacturing capacity;

•	the company’s ability to successfully implement measures to improve pricing;

•	variations in consumer demand for financial self-service technologies, products and services;

•	challenges raised about reliability and security of the company’s election systems products, including the risk that such products will not be certified for use or will be decertified;

•	changes in laws regarding the company’s election systems products and services;

•	potential security violations to the company’s information technology systems;

•	the company’s ability to successfully execute its strategy related to the election systems business; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 17,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com.
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